As filed with the Securities and Exchange Commission on September 23, 2005

Registration No. 333-128166

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFFINIA GROUP INC.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	3714	20-1483322
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1101 Technology Drive, Suite 100
Ann Arbor, MI 48108
(734) 827-5400
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Steven E. Keller, Esq.
General Counsel
Affinia Group Inc.
1101 Technology Drive, Suite 100
Ann Arbor, MI 48108
(734) 827-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Vincent Pagano, Jr., Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Approximate date of commencement of proposed exchange offer: as soon as practicable after this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
9% Senior Subordinated Notes due 2014	$300,000,000	100%	$300,000,000	$35,310 (2)
Guarantees of 9% Senior Subordinated Notes due 2014 (3)	(4)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act"), paid in connection with the initial filing of the registration statement.

(2)	Previously paid.

(3)	See inside facing page for additional registrant guarantors.

(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
Affinia Canada GP Corp.	Delaware	87-0733005	1101 Technology Drive Ann Arbor, MI 48108 (734) 827-5430
Affinia Group Intermediate Holdings Inc.	Delaware	34-2022081	1101 Technology Drive Ann Arbor, MI 48108 (734) 827-5430
Affinia International Holdings Corp.	Delaware	20-1483454	1101 Technology Drive Ann Arbor, MI 48108 (734) 827-5430
Affinia Products Corp.	Delaware	20-1483414	5500 S. Hattie Avenue Oklahoma City, OK 73129 (405) 671-8300
Automotive Brake Company Inc.	Delaware	06-1248285	1101 Technology Drive Ann Arbor, MI 48108 (734) 827-5430
Brake Parts Inc.	Delaware	06-1248287	4400 Prime Parkway McHenry, IL 60050 (815) 759-7370
Iroquois Tool Systems, Inc.	Pennsylvania	25-1272565	1411 Wayne Street Erie, PA 16503 (814) 725-8726
Krizman International, Inc.	Delaware	34-1720252	1141 East 12th Street Mishawaka, IN 46544 (574) 259-9933
Wix Filtration Corp.	Delaware	20-1483497	1 Wix Way Gastonia, NC 28052 (704) 869-3302
Wix Filtration Media Specialists, Inc.	Delaware	56-1965087	1101 Technology Drive Ann Arbor, MI 48108 (734) 827-5430

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 of Affinia Group Inc. is being filed solely for the purpose of filing exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of directors and officers.

Affinia Group Inc. (the "Company") is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Article NINTH of the Company's Certificate of Incorporation (filed as Exhibit 3.1) provides that except as provided in the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's Certificate of Incorporation also provides that the Company must indemnify our directors and officers to the fullest extent permitted by Delaware law.

Article VI of the Company's by-laws (filed as Exhibit 3.2) provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Company's by-laws also provide that, with respect to derivative claims, the Company shall indemnify any person who is or was a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Company has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may, in such capacities, incur.

Item 21.    Exhibits and financial statement schedules.

(a)   Exhibits.

Exhibit No.                                                    Description of Exhibit

2.1*	Stock and Asset Purchase Agreement by and between Affinia Group Inc. (formerly known as AAG Opco Corp.) and Dana Corporation, dated as of July 8, 2004
2.2*	Amendment No. 1, dated as of November 1, 2004, to the Stock and Asset Purchase Agreement by and between Affinia Group Inc. (formerly known as AAG Opco Corp.) and Dana Corporation, dated as of July 8, 2004
2.3*	Amendment No. 2, dated as of November 30, 2004, to the Stock and Asset Purchase Agreement by and between Affinia Group Inc. (formerly known as AAG Opco Corp.) and Dana Corporation, dated as of July 8, 2004
3.1*	Certificate of Incorporation of Affinia Group Inc.
3.2*	By-laws of Affinia Group Inc.
3.3*	Certificate of Incorporation of Affinia Canada GP Corp.
3.4*	By-laws of Affinia Canada GP Corp.
3.5*	Certificate of Incorporation of Affinia Group Intermediate Holdings Inc.
3.6*	By-laws of Affinia Group Intermediate Holdings Inc.
3.7*	Certificate of Incorporation of Affinia International Holdings Corp.
3.8*	By-laws of Affinia International Holdings Corp.
3.9*	Certificate of Incorporation of Affinia Products Corp.
3.10*	By-laws of Affinia Products Corp.
3.11*	Certificate of Incorporation of Automotive Brake Company Inc.
3.12*	By-laws of Automotive Brake Company Inc.
3.13*	Certificate of Incorporation of Brake Parts Inc.

3.14*	By-laws of Brake Parts Inc.
3.15*	Articles of Incorporation of Iroquois Tool Systems, Inc.
3.16*	By-laws of Iroquois Tool Systems, Inc.
3.17*	Certificate of Incorporation of Krizman International, Inc.
3.18*	By-laws of Krizman International, Inc.
3.19*	Certificate of Incorporation of Wix Filtration Corp.
3.20*	Bylaws of Wix Filtration Corp.
3.21*	Certificate of Incorporation of Wix Filtration Media Specialists, Inc.
3.22*	By-laws of Wix Filtration Media Specialists, Inc.
4.1*	Indenture, dated as of November 30, 2004, among Affinia Group Inc., the Guarantors named therein and Wilmington Trust Company, as Trustee
4.2*	Registration Rights Agreement, dated as of November 30, 2004, among Affinia Group Inc., the Guarantors named therein, Credit Suisse First Boston LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and USB Securities LLC
4.3*	Form of Senior Subordinated Notes
4.4*	9% Senior Subordinated Notes due 2014, Rule 144A Global Note
4.5*	9% Senior Subordinated Notes due 2014, Regulation S Global Note
5.1	Opinion of Simpson Thacher & Bartlett LLP
5.2	Opinion of Drinker Biddle & Reath LLP as to all matters governed by the laws of the Commonwealth of Pennsylvania
10.1*	Credit Agreement, dated as of November 30, 2004, among Affinia Group Intermediate Holdings Inc., Affinia Group Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners, L.P. and Credit Suisse First Boston, as Co-Syndication Agents, and Deutsche Bank AG, Cayman Islands Branch and UBS Securities LLC, as Co-Documentation Agents
10.2*	Guarantee and Collateral Agreement, dated as of November 30, 2004, among Affinia Group Intermediate Holdings Inc., Affinia Group Inc., each other Subsidiary Loan Party identified therein and JPMorgan Chase Bank, N.A. as Collateral Agent
10.3*	Receivables Sale Agreement, dated as of November 30, 2004, among Affinia Group Inc., as Seller Agent, certain subsidiaries thereof, as Sellers, and Affinia Receivables LLC, as Finance Subsidiary
10.4*	Amendment, dated as of April 1, 2005, to the Receivables Sale Agreement, dated as of November 30, 2004, among Affinia Group Inc., as Seller Agent, certain subsidiaries thereof, as Sellers, and Affinia Receivables LLC, as Finance Subsidiary
10.5*	Receivables Purchase Agreement, dated as of November 30, 2004, among Affinia Receivables LLC, as Finance Subsidiary, Affinia Group Inc., as Servicer, Park Avenue Receivables Company LLC, and JPMorgan Chase Bank, N.A., as Agent

10.6*	Amendment Number 1, dated as of April 1, 2005, to the Receivables Purchase Agreement, dated as of November 30, 2004, among Affinia Receivables LLC, as Finance Subsidiary, Affinia Group Inc., as Servicer, Park Avenue Receivables Company LLC, and JPMorgan Chase Bank, N.A., as Agent
10.7*	Amendment Number 2, dated as of June 30, 2005, to the Receivables Purchase Agreement, dated as of November 30, 2004, among Affinia Receivables LLC, as Finance Subsidiary, Affinia Group Inc., as Servicer, Park Avenue Receivables Company LLC, and JPMorgan Chase Bank, N.A., as Agent
10.8*	Trademark License Agreement by and between Raymark Industries, Inc. and Brake Systems, Inc., dated March 18, 1985
10.9*	Transition Services Agreement by and between Affinia Group Inc. and Dana Corporation, dated November 30, 2004
10.10*	Stockholders Agreement, dated as of November 30, 2004, among Affinia Group Holdings Inc., various Cypress funds, Ontario Municipal Employees Retirement Board ("OMERS"), The Northwestern Mutual Life Insurance Company, California State Teachers' Retirement System and Stockwell Fund, L.P.
10.11*	Employment Agreement, dated July 21, 2005, by and between Affinia Group Inc. and Terry R. McCormack
10.12*	Employment Agreement, dated July 21, 2005, by and between Affinia Group Inc. and Keith A. Wilson
10.13*	Employment Agreement, dated July 21, 2005, by and between Affinia Group Inc. and John R. Washbish
10.14*	Employment Agreement, dated July 21, 2005, by and between Affinia Group Inc. and Thomas H. Madden
10.15*	Employment Agreement, dated July 21, 2005, by and between Affinia Group Inc. and Steven E. Keller
10.16*	Affinia Group Holdings Inc. 2005 Stock Incentive Plan
10.17*	Form of Nonqualified Stock Option Agreement
10.18*	Form of Management Stockholder's Agreement
12.1*	Computation of Ratio of Earnings to Fixed Charges
21.1*	List of Subsidiaries
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Drinker Biddle & Reath LLP (included as part of its opinion filed as Exhibit 5.2 hereto)
23.3*	Consent of PricewaterhouseCoopers LLP (Detroit, Michigan) (previously filed as Exhibit 23.4 to the initial filing of the Registration Statement)
23.4*	Consent of PricewaterhouseCoopers LLP (Toledo, Ohio) (previously filed as Exhibit 23.5 to the initial filing of the Registration Statement)
24.1*	Powers of Attorney (included in signature pages of the initial filing of this Registration Statement)
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Wilmington Trust Company, as Trustee

99.1*	Form of Letter of Transmittal
99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3*	Form of Letter to Clients
99.4*	Form of Notice of Guaranteed Delivery

*	Previously filed.

(b)	Financial Statement Schedules.

The following financial statement schedules were previously filed:

Report of Independent Registered Public Accounting Firm on Financial Statement Schedules
Report of Independent Registered Public Accounting Firm on Financial Statement Schedules
Schedule II(a) — Valuation and Qualifying Accounts and Reserves — Allowance for Doubtful Accounts Receivables
Schedule II(b) — Valuation and Qualifying Accounts and Reserves — Returns Reserve

Item 22.    Undertakings.

(a)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 22 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(b)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Affinia Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, Michigan, on September 23, 2005.

AFFINIA GROUP INC.
By: * Name: Terry R. McCormack Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2005.

Signature	Title

*	Chief Executive Officer, President and Director (Principal Executive Officer)

Terry R. McCormack

*	Vice President and Chief Financial Officer (Principal Financial Officer)

Thomas H. Madden

*	Corporate Controller (Principal Accounting Officer)

Patrick W. Flanagan

*	Chairman of the Board of Directors

Larry W. McCurdy

*	Director

Michael F. Finley

*	Director

Donald J. Morrison

*	Director

Joseph A. Onorato

*	Director

John M. Riess

*	Director

James A. Stern

*	Director

John R. Washbish

*By: /s/ Steven E. Keller
           Steven E. Keller
           Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Affinia Group Intermediate Holdings Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, Michigan, on September 23, 2005.

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.
By: /s/ Steven E. Keller Name: Steven E. Keller Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2005.

Signature	Title

*	Chief Executive Officer, President and Director (Principal Executive Officer)

Terry R. McCormack

*	Vice President and Chief Financial Officer (Principal Financial Officer)

Thomas H. Madden

*	Corporate Controller (Principal Accounting Officer)

Patrick W. Flanagan

*	Chairman of the Board of Directors

Larry W. McCurdy

*	Director

Michael F. Finley

*	Director

Donald J. Morrison

*	Director

Joseph A. Onorato

*	Director

John M. Riess

*	Director

James A. Stern

*	Director

John R. Washbish

*By: /s/ Steven E. Keller
           Steven E. Keller
           Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Affinia Canada GP Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, Michigan, on September 23, 2005.

AFFINIA CANADA GP CORP.
By:/s/ Steven E. Keller Name: Steven E. Keller Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2005.

Signature	Title

*	President (Principal Executive Officer)

Terry R. McCormack

*	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

Thomas H. Madden

*By: /s/ Steven E. Keller
           Steven E. Keller
           Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Affinia International Holdings Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, Michigan, on September 23, 2005.

AFFINIA INTERNATIONAL HOLDINGS CORP.
By:/s/ Steven E. Keller Name: Steven E. Keller Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2005.

Signature	Title

*	President (Principal Executive Officer)

Terry R. McCormack

*	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

Thomas H. Madden

*By: /s/ Steven E. Keller
           Steven E. Keller
           Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Affinia Products Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, Michigan, on September 23, 2005.

AFFINIA PRODUCTS CORP.
By: /s/ Steven E. Keller Name: Steven E. Keller Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2005.

Signature	Title

*	President (Principal Executive Officer)

Terry R. McCormack

*	Treasurer and Director (Principal Financial Officer and Chief Accounting Officer)

Thomas H. Madden

*By: /s/ Steven E. Keller
           Steven E. Keller
           Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Automotive Brake Company Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, Michigan, on September 23, 2005.

AUTOMOTIVE BRAKE COMPANY INC.
By: /s/ Steven E. Keller Name: Steven E. Keller Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2005.

Signature	Title

*	President (Principal Executive Officer)

John R. Washbish

*	Vice President, Assistant Treasurer and Director (Principal Financial Officer)

Thomas H. Madden

*	Treasurer (Principal Accounting Officer)

Alan D. Alden

*By: /s/ Steven E. Keller
           Steven E. Keller
           Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Brake Parts Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, Michigan, on September 23, 2005.

BRAKE PARTS INC.
By: /s/ Steven E. Keller Name: Steven E. Keller Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2005.

Signature	Title

*	President (Principal Executive Officer)

John R. Washbish

*	Vice President, Assistant Treasurer and Director (Principal Financial Officer)

Thomas H. Madden

*	Treasurer (Principal Accounting Officer)

Alan D. Alden

*By: /s/ Steven E. Keller
           Steven E. Keller
           Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Iroquois Tool Systems, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, Michigan, on September 23, 2005.

IROQUOIS TOOL SYSTEMS, INC.
By: /s/ Steven E. Keller Name: Steven E. Keller Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2005.

Signature	Title

*	President (Principal Executive Officer)

John R. Washbish

*	Vice President, Assistant Treasurer and Director (Principal Financial Officer)

Thomas H. Madden

*	Treasurer (Principal Accounting Officer)

Alan D. Alden

*By: /s/ Steven E. Keller
           Steven E. Keller
           Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Krizman International, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, Michigan, on September 23, 2005.

KRIZMAN INTERNATIONAL, INC.
By: /s/ Steven E. Keller Name: Steven E. Keller Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2005.

Signature	Title

*	President (Principal Executive Officer)

John R. Washbish

*	Vice President, Assistant Treasurer and Director (Principal Financial Officer)

Thomas H. Madden

*	Treasurer (Principal Accounting Officer)

Alan D. Alden

*By: /s/ Steven E. Keller
           Steven E. Keller
           Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Wix Filtration Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, Michigan, on September 23, 2005.

WIX FILTRATION CORP.
By: /s/ Steven E. Keller Name: Steven E. Keller Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2005.

Signature	Title

*	President (Principal Executive Officer)

Keith A. Wilson

*	Vice President, Assistant Treasurer and Director (Principal Financial Officer)

Thomas H. Madden

*	Treasurer (Principal Accounting Officer)

Timothy Ciurlik

*By: /s/ Steven E. Keller
           Steven E. Keller
           Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Wix Filtration Media Specialists, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, Michigan, on September 23, 2005.

WIX FILTRATION MEDIA SPECIALISTS, INC.
By: /s/ Steven E. Keller Name: Steven E. Keller Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2005.

Signature	Title

*	President (Principal Executive Officer)

Keith A. Wilson

*	Vice President, Assistant Treasurer and Director (Principal Financial Officer)

Thomas H. Madden

*	Treasurer (Principal Accounting Officer)

Timothy Ciurlik

*By: /s/ Steven E. Keller
           Steven E. Keller
           Attorney-in-fact